                                                                     Exhibit 3.8

                            CERTIFICATE OF FORMATION
                                       OF
                          AMERICA'S COUNTRY STORES, LLC


     This Certificate of Formation of America's Country Stores, LLC (the "LLC"), dated as of October 11, 2001, is being duly executed and filed by Monica M. Ayres, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. ss.18-101, et seq.).

     FIRST. The name of the limited liability company formed hereby is America's Country Stores, LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                         /s/  Monica Ayres
                                         ---------------------------------------
                                         Name:  Monica M. Ayres
                                                Authorized Person of LLC